Exhibit 28(a)(iii)
AMENDED AND RESTATED
SCHEDULE A
DATED SEPTEMBER 24, 2010
TO
AGREEMENT AND DECLARATION OF TRUST
OF
FUNDVANTAGE TRUST
SCHEDULE OF PORTFOLIOS AND CLASSES

Series
Portfolio		Classes	Creation Date
1.	Cutwater High Yield Fund*	Retail/Institutional	January 22, 2007
2.	Cutwater Multi-Sector Inflation Protection Fund*	Retail/Institutional	January 22, 2007
3.	Cutwater Investment Grade Bond Fund*	Retail/Institutional	January 22, 2007
4.	Cutwater Municipal Inflation Protection Fund*	Retail/Institutional	January 22, 2007
5.	Lateef Fund	Class A/Class C/Class I	August 2, 2007
6.	Boston Advisors US Small Cap Equity Fund	Institutional	December 14, 2007
7.	Boston Advisors International Equity Fund	Institutional	December 14, 2007
8.	Boston Advisors Broad Allocation Strategy Fund	Institutional	June 11, 2010
9.	Corverus Strategic Equity Fund	Class A/Class I	March 28, 2008
10.	WHV International Equity Fund	Class A/Class I	September 19, 2008
11.	Pemberwick Fund		June 12, 2009
12.	Private Capital Management Value Fund	Class A/Class C/Class I/Class R	December 11, 2009
13.	Tax-Free Securities Fund	Class Y	February 9, 2010
14.	Tax-Free Short Intermediate Securities Fund	Class Y	February 9, 2010
15.	Estabrook Value Fund	Class A/Class C/Class I/Class R	March 26, 2010
16.	Estabrook Investment Grade Fixed Income Fund	Class A/Class C/Class I/Class R	March 26, 2010
17.	Polen Growth Fund	Retail Class/Institutional Class	March 26, 2010
18.	Olympia American Real Estate Fund	Class A/Class C/Class D/Class I	March 26, 2010
19.	DuPont Capital Emerging Markets Fund	Class A/Class C/Class D/Class I	June 11, 2010

20.	Formula Investing U.S. Value 1000 Fund	Class A/Class C/Class I	September 24, 2010
21.	Formula Investing U.S. Value Select Fund	Class A/Class C/Class I	September 24, 2010
22.	Formula Investing Global Value 500 Fund	Class A/Class C/Class I	September 24, 2010
23.	Formula Investing Global Value Select Fund	Class A/Class C/Class I	September 24, 2010
24.	Formula Investing Value 400 Fund	Class A/Class C/Class I	September 24, 2010
25.	Formula Investing International Value Fund	Class A/Class C/Class I	September 24, 2010

Series
Portfolio		Classes	Creation Date
26.	Gotham U.S. Value 1000 Fund	Institutional Class	September 24, 2010
27.	Gotham Global Value 500 Fund	Institutional Class	September 24, 2010
28.	Gotham International Value 400 Fund	Institutional Class	September 24, 2010
29.	Compak Dynamic Asset Allocation Fund	Class A/Class C/Class D/Class I	September 24, 2010
30.	WHV Emerging Markets Equity Fund	Class A/Class I	September 24, 2010
31.	TW Small Cap Growth Fund	Class A/Advisor Class/Institutional Class	September 24, 2010

*	Prior to June 11, 2010, the Cutwater High Yield Fund, the Cutwater Multi-Sector Inflation Protection Fund, the Cutwater Investment Grade Bond Fund, and the Cutwater Municipal Inflation Protection were formerly know as the MBIA High Yield Fund, the MBIA Multi-Sector Inflation Protection Fund, the MBIA Core Plus Fixed Income Fund, and the MBIA Municipal Inflation Protection Fund, respectively.